Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE DISTRIBUTION

Juniper Pharmaceuticals Appoints James A. Geraghty to Board of Directors

Board to Appoint Mr. Geraghty as Chairman Following Annual Meeting of Shareholders

Boston, MA – May 28, 2015 – Juniper Pharmaceuticals, Inc. (Nasdaq: JNP) (“the Company”) today announced that James A. Geraghty has been appointed a director of the Company and is included in the nominees for election at the Annual Meeting of Shareholders, which is scheduled for July 7, 2015 (the “Annual Meeting”). The Board resolved to appoint Mr. Geraghty as its Chairman, coinciding with the retirement of current Chairman Steven Kasnet, following the Annual Meeting.

Jim Geraghty is an industry leader with 30 years of strategic and leadership experience, including more than 20 years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies. Currently an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund, Mr. Geraghty also serves as Chairman of the Board of Idera Pharmaceuticals

Earlier, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme. Mr. Geraghty spent 20 years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty also oversaw Genzyme’s Humanitarian Assistance for Neglected Diseases (HAND) program, under which the company supported innovative development programs on a non-commercial basis.

“Following an extensive search, we are very pleased to welcome Jim Geraghty to Juniper Pharmaceuticals as a Board member and the Company’s future Chairman. Jim has highly relevant experience in leading boards and in senior leadership roles at successful organizations, with particular focus on drug development in targeted therapeutic areas and franchise building,” said Stephen G. Kasnet, retiring Chairman of the Board. “His strategic vision dovetails with Juniper’s goal to create long-term value for shareholders by investing cash flows generated by Juniper’s core operations into the development of an expanded product portfolio. We are confident that Jim will be a strong Chairman to lead the Board in guiding and supporting Juniper Pharmaceuticals’ future growth.”

“I’m pleased to join the Board at such a promising time in Juniper’s development,” said Mr. Geraghty. “The Company has excellent capabilities to support the development of truly innovative therapeutics. With a product soon to be enrolling patients in a Phase II clinical trial, and a breakthrough intravaginal ring newly-licensed for internal development and collaborations, the company is well-positioned to address important unmet needs in women’s healthcare. I look forward to working with Juniper’s board, management team and Scientific Advisory Board to build long-term value for patients and shareholders.”

Mr. Geraghty is also Chairman of the Board of rEVO Biologics, and a member of the Joslin Diabetes Center Board of Trustees and the BIO Ventures for Global Health board. He started his career in healthcare strategy consulting at Bain and Company. A graduate of the Yale Law School, Mr. Geraghty holds a M.S. from the University of Pennsylvania and a B.A. from Georgetown University.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc. (Nasdaq: JNP) (formerly Columbia Laboratories) is a specialty pharmaceutical company focused on developing therapeutics that address unmet medical needs in women’s health. Juniper has a successful heritage in developing pharmaceutical products, including CRINONE® 8% (progesterone gel), which is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 countries worldwide. The Company is leveraging in-house pharmaceutical development, clinical trial manufacturing, and analytical capabilities to advance an internal development pipeline, while also providing valuable consultative services to its pharmaceutical industry customers. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ and Juniper Pharma Services™ are trademarks of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

Forward Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are usually indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” or similar expressions, and which are generally not historical in nature. These include all statements relating to expected benefits of Mr. Geraghty’s contributions to the Board and future business or product developments. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2014.

Contact

Investors

Katja Buhrer

MBS Value Partners

(212) 661-7004

katja.buhrer@mbsvalue.com

Media

Chris Murphy, Senior Vice President

Rasky Baerlein Strategic Communications

(617) 391-9647

cmurphy@rasky.com

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Source: Juniper Pharmaceuticals, Inc.